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                                                                    EXHIBIT 10.3

                       AMENDMENT NO. 4 TO LEASE AGREEMENT


     AGREEMENT, made as of November 10, 1994, between MINNESOTA CC PROPERTIES, INC. ("Landlord") and IN HOME HEALTH, INC. ("Tenant").

     A. Landlord and Tenant entered into a written lease dated October 24, 1991 (the "Lease"), relating to the premises currently consisting of approximately 20,867 rentable square feet ("Current Premises") on the fifth floor of the building commonly known as 601 Lakeshore Parkway, Minnetonka, Minnesota (the "Project") and approximately 5,333 rentable square feet ("Temporary Space") on the third floor of the Project.

     B. The Lease has not been amended or modified except by Amendment No. 1 to Lease Agreement dated January 4, 1993 ("Amendment No. 1"), Amendment No. 2 to Lease Agreement dated March 11, 1993 ("Amendment No. 2"), and Amendment No. 3 to Lease Agreement dated February 22, 1994 ("Amendment No. 3"), which Amendments shall be deemed included in the term "Lease".

     C. Landlord and Tenant desire to expand the Premises to include additional space and to amend the Lease as provided in this Amendment.

     FOR VALUABLE CONSIDERATION, the receipt and sufficiency of which are expressly acknowledged, Landlord and Tenant agree as follows:

     1. EFFECT. The Lease is hereby amended to the extent necessary to give effect to this Amendment, and the terms of this Amendment shall supersede any contrary terms in the Lease. All references in the Lease to "this Lease" shall be deemed to refer to the Lease as amended by this Amendment. In all other respects, the terms and conditions of the Lease shall remain unmodified and in effect.

     2.  SPACE C.

     A. As of the Space C Delivery Date (as defined below), the Premises shall be amended and expanded by adding to the Current Premises approximately 6,992 rentable square feet ("Space C") on the second floor of the Project as shown on the attached Exhibit 1, so that the Premises shall thereafter consist of approximately 27,859 rentable square feet on the second and fifth floors of the Project. Except as expressly provided otherwise in this Amendment or in the Lease, Space C shall be added to and become part of the Premises on all of the terms and conditions of the Lease, and any reference in the Lease to the Premises shall thereafter be deemed to refer to and include Space C.

     B. Space C shall be added to the Premises effective on the earlier of (the "Space C Delivery Date"): (1) January 1, 1995, or (2) the date Tenant occupies Space C; provided, that if Landlord has not substantially completed Landlord's Work in Space C pursuant to Section 2E of this Amendment by January 1, 1995, other than for delays caused by Tenant Delay (as defined in Exhibit C-1 to the Lease), the Space C Delivery Date for purposes of this Amendment shall be postponed until substantial completion of Landlord's Work in Space C; Landlord shall not be liable for any delay and the Lease shall not be impaired; and the Space C Term shall automatically be extended to include the same number of months set forth in Section 2C of this Amendment, plus, if the Space C Delivery


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Date is not the first day of a calendar month, the partial month in which the
Space C Delivery Date occurs.

     C. Space C shall be added to the Premises for a limited term ("Space C Term") of thirty-six (36) months beginning on the Space C Delivery Date and ending on December 31, 1997, unless sooner terminated as provided in the Lease. Upon the expiration or termination of the Space C Term, Tenant shall completely vacate and surrender possession of Space C to Landlord in as good condition as when Tenant took possession, ordinary wear and tear excepted. The expiration or termination of the Space C Term shall not terminate or modify the Term of the Lease with respect to the remaining Premises.

     D. In addition to the Rent payable for the Current Premises as provided in the Lease, Tenant shall pay Rent for Space C during the Space C Term as follows:

     (1) Base Rent for Space C shall be determined at an annual rate per rentable square foot in Space C and payable in monthly installments as follows:

 Period of                    Annual Rate                    Monthly
Space C Term                Per Square Foot                Installment
------------                ---------------                -----------

Months 1-12                    $10.00                        $5,826.67
Months 13-24                   $11.00                        $6,409.33
Months 25-36                   $12.00                        $6,992.00

     If the Space C Term is extended as provided in Section 2B of this Amendment and the Space C Delivery Date is not the first day of a calendar month, Month 1 in the above schedule shall be the first full calendar month beginning after the Space C Delivery Date, and the Base Rent for the initial partial month shall be prorated daily and paid at the rate provided for Month 1 in the above Schedule.

     (2) Tenant's Proportionate Share of Operating Costs shall be 9.56%, and Operating Cost Rent shall be payable for Space C at the same rate per rentable square foot as payable for the Current Premises and subject to the same adjustments as provided in the Lease.

     (3) If the Space C Term begins or ends other than on the first day and last day of a calendar month, the Base Rent and Operating Cost Rent for Space C for any such partial month shall be prorated daily and paid in advance. Rent for Space C shall be payable at the same time and in the same manner as provided for payment of Rent with respect to the Current Premises.

     E. Landlord shall provide an allowance ("Tenant Finish Allowance") not to exceed $9.60 per rentable square foot in Space C (total $67,123.20) or the total cost of such improvements, whichever is less, to be applied to Tenant Finish Costs (as defined in Exhibit C to the Lease) relating to Space C. Any Tenant Finish Costs in excess of such Tenant Finish Allowance shall be payable by Tenant to Landlord as Additional Rent within thirty (30) days of Landlord's invoice for such costs.

     As Landlord's Work, Landlord shall construct leasehold improvements in Space C, substantially in accordance with plans and specifications approved by Tenant and Landlord, in a total


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amount not to exceed the Tenant Finish Allowance.  Landlord's Work shall be performed in compliance with the terms and conditions of Exhibit C-1 to the Lease. In all other respects, Tenant agrees to accept Space C in its present condition, "as is," with no obligation for Landlord to do or pay for any improvements or plans.

     F. During the Space C Term, the term "Premises" shall be deemed to refer to and include Space C, except as expressly provided otherwise in the Lease or this Amendment. Upon the expiration or termination of the Space C Term, Space C shall be deleted from the Premises, and the Lease shall continue in effect as to the remaining Premises.

     G. Within ten (10) days after written request by Landlord from time to time, Tenant shall execute a written confirmation concerning the Space C Delivery Date, the Space C Term, and any other matter reasonably relating to Space C.

     4. TEMPORARY SPACE. Effective on the Space C Delivery Date, the Temporary Space Term (as defined in Amendment No. 3) shall terminate; the Temporary Space shall be deleted from the Lease; and Tenant shall completely vacate and surrender possession of the Temporary Space to Landlord in as good condition as when Tenant took possession, ordinary wear and tear excepted.

     5. TENANT REPRESENTATIONS. Tenant hereby represents to Landlord that there has been no assignment of the Lease and no sublease of all or any portion of the Premises, there are no existing defenses or offsets which Tenant has against enforcement of the Lease, and Landlord and Tenant are not currently in default under the Lease.

     6. ENTIRE AGREEMENT. The Lease, including, without limitation, this Amendment and all exhibits which are attached hereto and hereby incorporated by reference, constitutes the entire agreement between Landlord and Tenant with respect to the subject matter hereof. Tenant acknowledges that it has not been induced to enter into this Amendment by any agreements or representations which are not set forth in this Amendment. This Amendment shall not be effective until execution and delivery by both Landlord and Tenant.

       By signing this Amendment, the parties agree to the above terms.

LANDLORD:                                         TENANT:

MINNESOTA CC PROPERTIES, INC.                     IN HOME HEALTH, INC.


By   /s/ Mark J. Wood                             By    /s/ MJ Kennedy
  --------------------------                        ----------------------------
 Printed Name:  MARK J. WOOD                       Printed Name:  MJ KENNEDY
              --------------                                    ----------------
 Its:  ASST. SECRETARY                             Its:  VP-TREASURER
     -----------------------                           -------------------------


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                                    EXHIBIT 1


                     [CARLSON CENTER - 601 TOWER FLOOR PLAN]


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